Exhibit 32.1

CERTIFICATION OF PRESIDENT AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Kabe Exploration, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Erik Ulsteen, President, Chief Financial Officer and Secretary of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1                  Such Annual Report on Form 10-K for the year ending December 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2                  The information contained in such Annual Report on Form 10-K for the year ending December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2011

/s/ Erik Ulsteen
Erik Ulsteen
President
Chief Financial Officer
Secretary